UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2006

EXCELLIGENCE LEARNING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-32613	77-0559897
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Lower Ragsdale Drive, Monterey, California	93940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (831) 333-2000

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On November 29, 2006, Excelligence Learning Corporation (“Excelligence” or the “Company”) completed its merger (the “Merger”) with ELC Acquisition Corporation (“ELC Acquisition”), a wholly-owned subsidiary of ELC Holdings Corporation (“ELC Holdings”), pursuant to the Agreement and Plan of Merger, dated as of July 19, 2006, by and among ELC Holdings, ELC Acquisition and Excelligence (the “Merger Agreement”).

Item 3.03	Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement, each share of the Company’s common stock, $0.01 par value per share (the “Company Common Stock”), issued and outstanding as of the effective time of the Merger, was cancelled and automatically converted into the right to receive $13.00 in cash (other than (i) shares owned by Excelligence or ELC Holdings Corporation, including shares contributed by Mr. Elliott to ELC Holdings Corporation prior to the Merger, which were cancelled without any payment in the Merger and (ii) shares owned by any stockholders who were entitled to and properly exercised appraisal rights under Delaware law), without interest and less any applicable withholding taxes.

Item 5.01	Changes in Control of Registrant.

On November 29, 2006, pursuant to the terms of the Merger Agreement, ELC Holdings consummated its acquisition of the Company through the merger of ELC Acquisition with and into the Company. The Company was the surviving corporation in the Merger. A copy of the press release announcing the completion of the Merger is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The aggregate purchase price paid for all shares of Company Common Stock and all options to acquire shares of Company Common Stock that were issued and outstanding as of the effective time of the Merger was approximately $125.27 million. The aggregate purchase price for the shares and options, and the payment of fees and expenses related to the merger and the related financings and transactions, was funded through the use of borrowings pursuant to the Company’s new first lien and second lien secured credit facilities, cash equity contributions from ELC Holdings and the Company’s available cash.

After completion of the merger, ELC Holdings held an aggregate of 1,000 shares of common stock of the surviving entity, which represented 100% of the Company’s outstanding common stock after completion of the Merger.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 29, 2006, each of Robert MacDonald, Dr. Louis Casagrande, Dean DeBiase, Richard Delaney, Colin Gallagher and Scott Graves resigned as members of the Board of Directors of the Company, effective immediately upon the completion of the Merger.

Item 8.01.	Other Events.

On November 29, 2006, the Company and Thoma Cressey Equity Partners Inc. issued a joint press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release of Excelligence Learning Corporation and Thoma Cressey Equity Partners Inc., issued November 29, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2006	EXCELLIGENCE LEARNING CORPORATION

	By:	/s/ Ronald Elliott
	Name:	Ronald Elliott
	Title:	Chief Executive Officer